SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                    June 19, 2008

Retail Pro, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23049	33-0896617
(Commission File Number)	(IRS Employer Identification No.)

3252 Holiday Court, Ste. 226, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

(858) 550-3355
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 19, 2008, Retail Pro, Inc. (the “Company”) received a notice of default (the “Notice”) from LV Administrative Services, Inc. as agent on behalf of Laurus Master Fund, Ltd. and Valens Offshore SPV II, Corp. (collectively, “Laurus”) indicating that the Company is in default under the terms of (i) that certain Amended and Restated Secured Convertible Term Note dated as of July 12, 2004, as amended and restated as of October 29, 2004, (ii) that certain Secured Convertible Term Note dated June 15, 2005 (as amended, restated, modified and/or supplemented from time to time), and (iii) that certain Secured Term Note dated as of February 29, 2008 (collectively, the “Notes”) for failure to make payments of interest in the manner prescribed under the Notes.  The Notice accelerates the obligations and liabilities due and owing under the Notes and demands payment in an aggregate amount equal to $10,740,409.21 (the “Default Amount”) on or before June 26, 2008 (the “Payment Date”), which purportedly includes the principal outstanding amount of the Notes, unpaid interest (at the default interest rate) and default fees through June 19, 2008.

As more fully set forth in the Company’s previously filed reports, the Company’s obligations under the Notes are secured by substantially all of the assets of the Company and its subsidiaries, and the Company’s subsidiaries have guaranteed the Company’s obligations under the Notes.  The Company also pledged all of its interests in the outstanding stock of its subsidiaries as security for its obligations under the Notes.  As provided in the Notice, if the Company fails to pay the Default Amount in full by 3 p.m. (New York Time) on the Payment Date, Laurus may exercise its rights and remedies against the Company pursuant to applicable law including foreclosure of its security interest against all of the assets of the Company.

The Company is continuing to negotiate with Laurus to reach an amicable resolution of this matter.

Although the Company has not received a default notice from Midsummer Investment Ltd. (“Midsummer”) as of the date hereof, a default under the Notes triggers a default under the terms of those certain 9% Secured Convertible Debentures issued by the Company to Midsummer (the “Midsummer Debentures”) previously reported on the Current Report filed on Form 8-K dated June 18, 2008.  Upon an event of default under Midsummer Debentures, Midsummer will have the right to accelerate the Debentures and the Company may be required to pay the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Retail Pro, Inc.

Date: June 25, 2008	By: /s/ Donald S. Radcliffe
Name: Donald S. Radcliffe
Title: Chief Executive Officer